HOULIHAN LOKEY

# Project Feast

DISCUSSION MATERIALS FOR THE SPECIAL COMMITTEE

SEPTEMBER 1, 2020

CONFIDENTIAL | SUBJECT TO FURTHER REVIEW AND REVISION

# Table of Contents

# Executive Summary

## Situation Overview

- Fuling Global Inc. (NasdaqCM:FORK) ("Fuling" or the "Company") is a publicly traded company incorporated in the Cayman Islands with a market capitalization of $33.5[1] million that produces and distributes plastic and paper foodservice products (cutlery, cups, plates, straws, etc.) predominantly in the U.S and China.
- On June 20, 2020, the Company's board of directors (the "Board") received a preliminary non-binding proposal letter from (i) Ms. Guilan Jiang, Chairwoman of the Board of the Company, (ii) her extended family members who are shareholders of the Company including Ms. Sujuan Zhu, Mr. Qian Hu, Mr. Xinzhong Wang, and Mr. Jinxue Jiang, and (iii) Mr. Qijun Huang, an individual financial investor (collectively, the "Buyer Group"), to acquire all of the outstanding ordinary shares of the Company that are not already held by the Buyer Group for a purchase price of $2.18 per share, in cash (the "Initial Proposal").
  - Concurrent with the announcement of receipt of the Initial Proposal on June 22, 2020, the Company announced that its Board had formed a special committee (the "Special Committee") consisting of three independent and disinterested directors to evaluate and consider the Initial Proposal as well as other alternatives that may be available to the Company.
  - The Buyer Group collectively owns approximately 70.4% of the Company's outstanding shares.
- On July 16, 2020, Houlihan Lokey was engaged by the Special Committee primarily to (i) review and analyze Fuling's financial condition, business and prospects, (ii) if appropriate, advise the Special Committee on the structure and financial terms of the proposed transaction and any other relevant alternatives and (iii) if requested, render a fairness opinion in connection with any transaction recommended by the Special Committee.
- On August 22, 2020, the Buyer Group verbally indicated they were willing to increase their offer price to acquire all outstanding ordinary shares not already held by the Buyer Group to $2.25 per share, in cash (the "Proposal").
- On August 31, 2020, the Buyer Group verbally indicated they were willing to increase their offer price to acquire all outstanding ordinary shares not already held by the Buyer Group to $2.35 per share, in cash (the "Transaction").

*Source: Company management, public filings, Capital IQ.*
*1. As of 8/28/2020.*

# Executive Summary

## Transaction Overview

### Summary of Transaction Value

*(USD in millions except per share values)*

| Selected Transaction Information | |
|---|---|
| Per Share Transaction Consideration | $2.35 |
| Total Shares Outstanding [1] | 15.8 |
| **Implied Transaction Equity Value** | **$37.1** |
| Cash, Cash Equivalents and Restricted Cash as of 6/30/2020 | (9.8) |
| Total Debt as of 6/30/2020 [2] | 23.3 |
| **Implied Transaction Enterprise Value** | **$50.6** |

**Implied Transaction Multiples**

| Adjusted EBITDA | Corresponding Base Amount | Implied Multiple |
|---|---|---|
| LTM Ended 3/31/2020 | $20.3 | 2.5x |
| CY 2020E | $19.0 | 2.7x |
| CY 2021E | $18.5 | 2.7x |
| CY 2022E | $17.0 | 3.0x |

### Implied Premiums to Historical Unaffected Closing Share Prices

*(USD per share)*

| Unaffected Trading Period as of 6/19/2020 [3] | Average Closing / Closing Share Price [4] | Implied Premium of Per Share Transaction Consideration over Average Closing / Closing Share Price |
|---|---|---|
| **1-Day Closing** | $2.04 | 15.2% |
| **5-Day Average Closing** | $1.98 | 18.9% |
| **10-Day Average Closing** | $1.93 | 22.1% |
| **1-Month Average Closing** | $1.77 | 32.9% |
| **3-Month Average Closing** | $1.65 | 42.6% |
| **6-Month Average Closing** | $1.91 | 22.9% |
| **1-Year Average Closing** | $2.15 | 9.2% |
| **52-Week High Closing - 10/2/2019** | $2.82 | (16.5%) |
| **52-Week Low Closing - 5/4/2020** | $1.42 | 65.5% |

*Source: Public filings, Capital IQ, Company management.*

1. *Represents total shares outstanding, per Company management. Per Company management, the Company has no outstanding dilutive securities.*
2. *Represents (i) $19.2 million short-term borrowings, (ii) $3.2 million long-term borrowings, (iii) $0.9 million bank notes payable and (iv) ~$0.0 million payable to Ms. Jiang as of June 30, 2020, per Company management.*
3. *Represents the last full trading day prior to receipt and announcement of the Initial Proposal on 6/20/2020 and 6/22/2020, respectively.*
4. *Per Capital IQ.*

# Financial Analyses Summary

## Implied Per Share Value Reference Ranges

*(USD per share)*


Per Share Transaction Consideration:
$2.35
Discounted Cash Flow Analysis
Discount Rate:
16.0% - 19.0%
Perpetual
Growth Rate:
0.0% - 2.0%
$1.96
$2.72
$1.00
$1.50
$2.00
$2.50
$3.00
$3.50
$4.00

*Source: Company management, public filings, Bloomberg, Capital IQ.*
*Note: Based on 15.8 million shares outstanding, per Company management.*

# Selected Historical & Projected Financial Information

(USD in millions)

| | Fiscal Year Ended December 31, | | | LTM Ended | Fiscal Year Ending December 31, | | | | | CAGR | CAGR |
|---|---|---|---|---|---|---|---|---|---|---|---|
| | 2017 | 2018 | 2019 | 3/31/2020 | 2020E | 2021E | 2022E | 2023E | 2024E | 2019 to 2024E | 2020E to 2024E |
| Cutlery | $62.1 | $66.6 | $68.6 | $66.8 | $66.6 | $68.6 | $66.9 | $65.2 | $63.6 | -1.5% | -1.1% |
| Straws | 18.6 | 23.6 | 21.9 | 21.8 | 21.3 | 20.1 | 19.0 | 17.9 | 16.5 | -5.5% | -6.2% |
| Cups and Plates | 33.5 | 37.4 | 48.1 | 48.7 | 42.9 | 46.3 | 46.2 | 44.4 | 42.6 | -2.4% | -0.1% |
| Other [1] | 9.9 | 11.1 | 12.5 | 10.1 | 10.1 | 12.6 | 12.1 | 11.7 | 11.2 | -2.1% | 2.5% |
| New Products (Paper) [2] | -- | -- | -- | -- | 0.4 | 1.1 | 1.4 | 2.3 | 3.2 | NMF | 73.2% |
| Eco-friendly Products [3] | -- | -- | -- | -- | 1.0 | 2.0 | 4.1 | 7.7 | 10.7 | NMF | 80.0% |
| **Total Revenue** | **$124.2** | **$138.7** | **$151.1** | **$147.5** | **$142.2** | **$150.7** | **$149.7** | **$149.1** | **$147.8** | **-0.4%** | **1.0%** |
| *Growth %* | | *11.6%* | *9.0%* | | *-5.9%* | *5.9%* | *-0.6%* | *-0.4%* | *-0.9%* | | |
| Cost of Goods Sold | (98.1) | (108.9) | (113.5) | (110.2) | (107.6) | (115.7) | (116.6) | (118.0) | (118.7) | 0.9% | 2.5% |
| Gross Profit | $26.1 | $29.8 | $37.6 | $37.3 | $34.6 | $35.0 | $33.1 | $31.1 | $29.1 | | |
| *Margin %* | *21.0%* | *21.5%* | *24.9%* | *25.3%* | *24.4%* | *23.2%* | *22.1%* | *20.9%* | *19.7%* | | |
| Selling Expenses | (6.8) | (7.8) | (8.9) | (9.1) | (8.6) | (9.2) | (9.3) | (9.4) | (9.5) | 1.2% | 2.6% |
| General & Administrative | (7.3) | (8.3) | (9.5) | (9.8) | (9.0) | (9.7) | (9.8) | (9.9) | (10.0) | 1.1% | 2.5% |
| Research & Development | (3.0) | (3.4) | (3.9) | (3.7) | (3.6) | (3.8) | (3.8) | (3.8) | (3.8) | -0.4% | 1.0% |
| Depreciation & Amortization | 3.6 | 4.4 | 5.4 | 5.6 | 5.6 | 6.3 | 6.9 | 7.2 | 7.5 | | |
| **Adjusted EBITDA** | **$12.7** | **$14.6** | **$20.8** | **$20.3** | **$19.0** | **$18.5** | **$17.0** | **$15.1** | **$13.4** | **-8.5%** | **-8.4%** |
| *Margin %* | *10.2%* | *10.5%* | *13.8%* | *13.8%* | *13.4%* | *12.3%* | *11.4%* | *10.2%* | *9.0%* | | |
| *Growth %* | | *14.7%* | *42.7%* | | *-8.5%* | *-2.8%* | *-7.9%* | *-11.0%* | *-11.7%* | | |
| Depreciation & Amortization | (3.6) | (4.4) | (5.4) | (5.6) | (5.6) | (6.3) | (6.9) | (7.2) | (7.5) | | |
| **Adjusted EBIT** | **$9.1** | **$10.2** | **$15.4** | **$14.7** | **$13.4** | **$12.2** | **$10.1** | **$8.0** | **$5.9** | **-17.5%** | **-18.6%** |
| *Margin %* | *7.3%* | *7.3%* | *10.2%* | *9.9%* | *9.4%* | *8.1%* | *6.8%* | *5.3%* | *4.0%* | | |
| *Growth %* | | *11.9%* | *51.1%* | | *-12.7%* | *-8.9%* | *-17.1%* | *-21.5%* | *-26.1%* | | |
| **Additional Financial Information** | | | | | | | | | | | |
| Capital Expenditures [4] | $17.1 | $14.8 | $6.7 | $5.8 | $3.5 | $9.5 | $3.0 | $3.0 | $3.0 | | |
| Net Working Capital | $31.3 | $33.5 | $39.8 | $32.0 | $39.8 | $41.5 | $42.4 | $43.4 | $44.3 | | |
| Change in Net Working Capital | | ($2.2) | ($6.3) | | $0.0 | ($1.7) | ($0.9) | ($1.0) | ($0.9) | | |

*Source: Company management and public filings.*
*Note: Company management has indicated that Adjusted EBITDA margins are expected to decrease in the projection period due to, among other reasons, (i) additional selling costs required to gain market share in China, (ii) lower ASP in China markets as compared to the U.S., (iii) general environmental trend towards moving away from utilizing single-use disposable plastic products and the higher manufacturing costs of eco-friendly products and (iv) consistent levels of research & development related to environmentally-friendly products despite decreasing revenue.*
1. *Other products represent ice buckets, fruit baskets, graduated glass, measuring glass, among others.*
2. *New products primarily represent paper products, including but not limited to, paper bags, paper straws, etc.*
3. *Eco-friendly products represent products using degradable materials, including but not limited to, cutlery, cups, plates straws, etc.*
4. *Projected capital expenditures in 2021 include $4.5 million for construction of the Indonesia manufacturing facility and $2.0 million for construction of the Mexico manufacturing facility, per Company management.*

# Discounted Cash Flow Analysis

*(USD in millions)*

| | Projected Fiscal Year Ending December 31, | | | | | Terminal Value Assumptions |
|---|---|---|---|---|---|---|
| | 2020E [1] | 2021E | 2022E | 2023E | 2024E | |
| Total Revenue | $75.8 | $150.7 | $149.7 | $149.1 | $147.8 | $147.8 |
| *Growth %* | | *5.9%* | *-0.6%* | *-0.4%* | *-0.9%* | |
| Cost of Goods Sold | (57.4) | (115.7) | (116.6) | (118.0) | (118.7) | (118.7) |
| Selling Expenses | (4.4) | (9.2) | (9.3) | (9.4) | (9.5) | (9.5) |
| General & Administrative | (4.2) | (9.7) | (9.8) | (9.9) | (10.0) | (5.7) |
| Research & Development | (2.0) | (3.8) | (3.8) | (3.8) | (3.8) | (3.8) |
| Depreciation & Amortization [2] | 2.7 | 6.3 | 6.9 | 7.2 | 7.5 | 3.2 |
| **Adjusted EBITDA** | **$10.4** | **$18.5** | **$17.0** | **$15.1** | **$13.4** | **$13.4** |
| *Margin %* | *13.8%* | *12.3%* | *11.4%* | *10.2%* | *9.0%* | *9.0%* |
| Depreciation & Amortization [2] | (2.7) | (6.3) | (6.9) | (7.2) | (7.5) | (3.2) |
| **Adjusted EBIT** | **$7.8** | **$12.2** | **$10.1** | **$8.0** | **$5.9** | **$10.2** |
| Taxes [3] | (1.6) | (2.4) | (2.0) | (1.6) | (1.2) | (2.0) |
| **Unlevered Earnings** | **$6.2** | **$9.8** | **$8.1** | **$6.4** | **$4.7** | **$8.2** |
| Depreciation & Amortization [2] | 2.7 | 6.3 | 6.9 | 7.2 | 7.5 | 3.2 |
| Capital Expenditures | (1.5) | (9.5) | (3.0) | (3.0) | (3.0) | (3.0) |
| Change in Net Working Capital | (5.2) | (1.7) | (0.9) | (1.0) | (0.9) | (0.9) |
| **Unlevered Free Cash Flows** | **$2.2** | **$4.8** | **$11.1** | **$9.5** | **$8.3** | **$7.4** |

**Implied 2024E Adjusted EBITDA Terminal Multiple [4]**

| Discount Rate | 0.00% | 1.00% | 2.00% |
|---|---|---|---|
| 16.00% | 3.7x | 4.0x | 4.4x |
| 16.75% | 3.6x | 3.9x | 4.2x |
| 17.50% | 3.4x | 3.7x | 4.0x |
| 18.25% | 3.3x | 3.5x | 3.8x |
| 19.00% | 3.2x | 3.4x | 3.6x |

**PV of Terminal Value as a % of Enterprise Value**

| Discount Rate | 0.00% | 1.00% | 2.00% |
|---|---|---|---|
| 16.00% | 50.5% | 52.3% | 54.3% |
| 16.75% | 49.1% | 50.9% | 52.7% |
| 17.50% | 47.7% | 49.4% | 51.2% |
| 18.25% | 46.4% | 48.0% | 49.8% |
| 19.00% | 45.1% | 46.7% | 48.4% |

| Discount Rate | Present Value of Cash Flows (2020 - 2024) | + | PV of Terminal Value Based on Perpetual Growth Rate for 2024 Unlevered Free Cash Flow | | | = | Implied Enterprise Value | | | - | Net Debt [5] | = | Implied Total Equity Value | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | | 0.00% | 1.00% | 2.00% | | 0.00% | 1.00% | 2.00% | | | | 0.00% | 1.00% | 2.00% |
| 16.00% | $25.8 | | $26.3 | $28.3 | $30.7 | | $52.1 | $54.1 | $56.5 | | $13.5 | | $38.6 | $40.7 | $43.0 |
| 16.75% | $25.4 | | $24.5 | $26.3 | $28.4 | | $50.0 | $51.8 | $53.8 | | $13.5 | | $36.5 | $38.3 | $40.4 |
| 17.50% | $25.1 | | $22.9 | $24.5 | $26.4 | | $48.0 | $49.6 | $51.5 | | $13.5 | | $34.5 | $36.2 | $38.0 |
| 18.25% | $24.8 | | $21.4 | $22.9 | $24.5 | | $46.2 | $47.7 | $49.3 | | $13.5 | | $32.7 | $34.2 | $35.8 |
| 19.00% | $24.4 | | $20.1 | $21.4 | $22.9 | | $44.5 | $45.9 | $47.3 | | $13.5 | | $31.1 | $32.4 | $33.9 |

**Implied Total Equity Value Per Share [6]**

| Discount Rate | 0.00% | 1.00% | 2.00% |
|---|---|---|---|
| 16.00% | $2.45 | $2.57 | $2.72 |
| 16.75% | $2.31 | $2.42 | $2.55 |
| 17.50% | $2.18 | $2.29 | $2.40 |
| 18.25% | $2.07 | $2.16 | $2.27 |
| 19.00% | $1.96 | $2.05 | $2.14 |

*Source: Company management.*
*Note: The selected perpetual growth rate and discount rate remain unchanged from the preliminary discussion materials for the Special Committee dated 8/28/2020.*
*Note: Present values as of 8/28/2020; mid-year convention applied.*

1. *Represents a 6.0 month stub period.*
2. *Per the Company's FY 2019 Form 20-F, the Company estimates annual amortization expense of ~$0.2 million over the next five years. Additionally, Company management expects ~$7.0 million of amortization expense thereafter. For purposes of calculating the terminal value, ~$0.2 million of amortization expense is included in the terminal depreciation & amortization figure.*
3. *Tax rate at 20.0%, per Company management.*
4. *Implied from corresponding discount rate and perpetual growth rate applied to 2024 unlevered free cash flow.*
5. *Includes $23.3 million of debt ((i) $19.2 million short-term borrowings, (ii) $3.2 million long-term borrowings, (iii) $0.9 million bank notes payable and (iv) ~$0.0 million payable to Ms. Jiang) less $9.8 million of cash and cash equivalents, per Company management.*
6. *Implied Total Equity Value Per Share calculated as Implied Total Equity Value divided by 15.8 million shares outstanding, per Company management.*

# Illustrative Selected Companies Information

| Illustrative Food & Beverage Focused Packaging Companies | Headquarters | Exchange |
|---|---|---|
| AptarGroup, Inc. | United States | New York Stock Exchange |
| Graphic Packaging Holding Company | United States | New York Stock Exchange |
| Huhtamäki Oyj | Finland | Helsinki Stock Exchange |
| O-I Glass, Inc. | United States | New York Stock Exchange |
| Sealed Air Corporation | United States | New York Stock Exchange |
| Silgan Holdings Inc. | United States | Nasdaq |
| Sonoco Products Company | United States | New York Stock Exchange |
| Transcontinental Inc. | Canada | Toronto Stock Exchange |
| Winpak Ltd. | Canada | Toronto Stock Exchange |

| Illustrative East-Asia Based Manufacturing Companies | Headquarters | Exchange |
|---|---|---|
| Avalue Technology Inc. | Taiwan | Taipei Exchange |
| FuSheng Precision Co., Ltd. | Taiwan | Taiwan Stock Exchange |
| Primax Electronics Ltd. | Taiwan | Taiwan Stock Exchange |
| Quang Viet Enterprise Co., Ltd. | Taiwan | Taiwan Stock Exchange |
| Singamas Container Holdings Limited | Hong Kong | Hong Kong Stock Exchange |
| Valuetronics Holdings Limited | Hong Kong | Singapore Stock Exchange |

*Source: Capital IQ, Bloomberg, public filings and Company management.*
*Note: No company used for comparative purposes is identical to the Company.*

# Illustrative Selected Companies Information

## Selected Benchmarking Information

### Enterprise Value – Illustrative Food & Beverage Focused Packaging Companies[1]

*(USD in millions)*



Median [2]
Mean [2]
$9,953
$9,036
$8,093
$7,619
$7,335
$6,868
$6,235
$1,804
$1,752
$57
$7,335
$6,522
Sealed Air
AptarGroup
Graphic Packaging
Silgan
O-I Glass
Sonoco
Huhtamäki
Transcontinental
Winpak
Fuling

### Enterprise Value – Illustrative East-Asia Based Manufacturing Companies[1]

*(USD in millions)*



Median [2]
Mean [2]
$685
$672
$481
$115
$57
$47
$37
$340
$298
FuSheng Precision
Primax Electronics
Quang Viet
Avalue
Fuling
Singamas Container
Valuetronics

*Source: Capital IQ, Bloomberg, public filings and Company management.*
*Note: No company used for comparative purposes is identical to the Company.*
1. *Enterprise Value equals equity market value + debt outstanding + preferred stock + minority interests – cash and cash equivalents. Based on market capitalization as of 8/28/2020.*
2. *Mean and Median calculations exclude Fuling Global, Inc.*

# Illustrative Selected Companies Information

## Selected Benchmarking Information (cont.)

### CY 2018 to CY 2019 Revenue Growth – Illustrative Food & Beverage Focused Packaging Companies



Median [1]
Mean [1]
9.5%
9.0%
3.4%
2.2%
1.2%
0.9%
-0.3%
-1.8%
-2.7%
-5.3%
0.9%
0.8%
Huhtamäki
Fuling
AptarGroup
Graphic Packaging
Sealed Air
Silgan
Sonoco
Winpak
O-I Glass
Transcontinental

### CY 2019 to CY 2021E Revenue Growth – Illustrative Food & Beverage Focused Packaging Companies



Median [1]
Mean [1]
5.2%
2.8%
2.7%
2.3%
1.3%
0.5%
-0.1%
-1.3%
-5.0%
-6.5%
1.3%
0.2%
Silgan
Graphic Packaging
AptarGroup
Huhtamäki
Sealed Air
Winpak
Fuling
Sonoco
O-I Glass
Transcontinental

*Source: Capital IQ, Bloomberg, public filings and Company management.*
*Note: No company used for comparative purposes is identical to the Company.*
*1. Mean and Median calculations exclude Fuling Global, Inc.*

# Illustrative Selected Companies Information

## Selected Benchmarking Information (cont.)

### CY 2018 to CY 2019 Revenue Growth – Illustrative East-Asia Based Manufacturing Companies



Median [1]
Mean [1]
24.4%
22.4%
22.4%
9.0%
7.5%
14.9%
0.6%
-12.8%
-60.6%
Primax Electronics
Quang Viet
Avalue
Fuling
FuSheng Precision
Valuetronics
Singamas Container

### CY 2019 to CY 2021E Revenue Growth – Illustrative East-Asia Based Manufacturing Companies



NA
NA
-0.1%
Median [1]
Mean [1]
-3.2%
-5.2%
-7.4%
-7.6%
-10.0%
-11.3%
Fuling
Primax Electronics
FuSheng Precision
Valuetronics
Quang Viet
Avalue
Singamas Container

*Source: Capital IQ, Bloomberg, public filings and Company management.*
*Note: No company used for comparative purposes is identical to the Company.*
*1. Mean and Median calculations exclude Fuling Global, Inc.*

# Illustrative Selected Companies Information

## Selected Benchmarking Information (cont.)

### LTM Adjusted EBITDA to LTM Revenue – Illustrative Food & Beverage Focused Packaging Companies



Median [1]
Mean [1]
17.4%
16.9%
22.7%
20.6%
19.9%
17.3%
16.9%
16.6%
15.0%
14.5%
13.8%
13.2%
Winpak
Sealed Air
AptarGroup
O-I Glass
Transcontinental
Graphic Packaging
Sonoco
Silgan
Fuling
Huhtamäki

### CY 2021E Adjusted EBITDA to CY 2021E Revenue – Illustrative Food & Beverage Focused Packaging Companies



Median [1]
Mean [1]
17.9%
17.0%
22.4%
21.5%
21.0%
17.7%
17.0%
16.8%
15.3%
14.8%
14.2%
12.3%
Winpak
Sealed Air
AptarGroup
O-I Glass
Transcontinental
Graphic Packaging
Silgan
Sonoco
Huhtamäki
Fuling

*Source: Capital IQ, Bloomberg, public filings and Company management.*
*Note: No company used for comparative purposes is identical to the Company.*
*1. Mean and Median calculations exclude Fuling Global, Inc.*

# Illustrative Selected Companies Information

## Selected Benchmarking Information (cont.)

### LTM Adjusted EBITDA to LTM Revenue – Illustrative East-Asia Based Manufacturing Companies



Median [1]
Mean [1]
17.5%
13.8%
10.9%
9.8%
9.5%
7.3%
6.3%
10.2%
9.6%
FuSheng Precision
Fuling
Avalue
Quang Viet
Valuetronics
Singamas Container
Primax Electronics

### CY 2021E Adjusted EBITDA to CY 2021E Revenue – Illustrative East-Asia Based Manufacturing Companies



Median [1]
Mean [1]
18.9%
12.3%
10.4%
7.3%
NA
NA
NA
12.2%
10.4%
FuSheng Precision
Fuling
Valuetronics
Primax Electronics
Avalue
Quang Viet
Singamas Container

*Source: Capital IQ, Bloomberg, public filings and Company management.*
*Note: No company used for comparative purposes is identical to the Company.*
*1. Mean and Median calculations exclude Fuling Global, Inc.*

# Illustrative Selected Companies Information

## Relative Total Shareholder Return Since June 2017

**Relative Total Shareholder Returns Prior to Initial Proposal**

| | YTD 2020 Total Return 1/2/20 to 6/19/20[1] | 1-Year Total Return 6/19/19 to 6/19/20[1] | 2-Year Total Return 6/19/18 to 6/19/20[1] | 3-Year Total Return 6/19/17 to 6/19/20[1] |
|---|---|---|---|---|
| Fuling Index | (11.3%) | (0.5%) | (37.2%) | (38.2%) |
| Illustrative East-Asia Based Manufacturing Companies Index | (20.5%) | (5.1%) | 5.3% | (0.4%) |
| Illustrative Food & Beverage Focused Packaging Companies Index | (11.5%) | (10.7%) | (7.8%) | (9.6%) |
| S&P 500 Index | (4.0%) | 7.0% | 16.5% | 34.9% |



Since Initial Proposal
(6/22/20 – 8/28/20)
Total Return Since Initial Proposal
12.9%
14.9%
(3.9)%
(1.9%)
100%
75%
50%
25%
0%
-25%
-50%
-75%
Jun-17
Sep-17
Dec-17
Mar-18
Jun-18
Sep-18
Dec-18
Mar-19
Jun-19
Aug-19
Nov-19
Feb-20
May-20
Aug-20
Fuling Index
Illustrative East-Asia Based Manufacturing Companies Index
Illustrative Food & Beverage Focused Packaging Companies Index
S&P 500 Index

*Source: Bloomberg as of 8/28/2020.*

*Note: Illustrative East-Asia Based Manufacturing Companies Index is equally weighted and includes Avalue Technology Inc., FuSheng Precision Co., Ltd., Primax Electronics Ltd., Quang Viet Enterprise Co., Ltd., Singamas Container Holdings Limited, Valuetronics Holdings Limited.*

*Note: Illustrative Food & Beverage Packaging Focused Companies Index is equally weighted and includes AptarGroup, Inc., Graphic Packaging Holding Company, Huhtamaki Oyj, O-I Glass, Inc., Sealed Air Corporation, Silgan Holdings Inc., Sonoco Products Company, Transcontinental Inc. and Winpak Ltd.*

*1. Represents the last full trading day prior to receipt and announcement of the Initial Proposal on 6/19/2020 and 6/22/2020, respectively.*

# Illustrative Selected Companies Information

Trading Volume and Float Data

## Public Float / Shares Outstanding


Illustrative East-Asia Based Manufacturing Companies
Illustrative Food & Beverage Packaging Focused Companies
65.5%
90.2%
94.2%
52.5%
57.1%
68.6%
99.3%
96.2%
73.2%
99.0%
94.3%
71.4%
98.5%
85.1%
47.5%
79.5%
85.1%
29.4%
Avalue
FuSheng Precision
Primax Electronics
Quang Viet
Singamas Container
Valuetronics
AptarGroup
Graphic Packaging
Huhtamäki
O-I Glass
Sealed Air
Silgan
Sonoco
Transcontinental
Winpak
Mean
Median
Fuling

## 90 – Day Average Daily Value Traded


Illustrative East-Asia Based Manufacturing Companies
Illustrative Food & Beverage Packaging Focused Companies
(USD in thousands)
$940
$3,116
$9,067
$549
$254
$1,233
$30,131
$38,951
$8,187
$19,039
$40,696
$20,610
$22,252
$2,347
$2,313
$13,312
$8,187
$49
Avalue
FuSheng Precision
Primax Electronics
Quang Viet
Singamas Container
Valuetronics
AptarGroup
Graphic Packaging
Huhtamäki
O-I Glass
Sealed Air
Silgan
Sonoco
Transcontinental
Winpak
Mean
Median
Fuling

Source: Capital IQ as of 8/28/2020.

# Illustrative Selected Companies Information

## Trading Volume and Float Data (cont.)

### 90 – Day Average Daily Volume / Shares Outstanding



Illustrative East-Asia Based Manufacturing Companies
Illustrative Food & Beverage Packaging Focused Companies
0.6%
0.4%
1.3%
0.1%
0.2%
0.7%
0.4%
1.0%
0.2%
1.3%
0.7%
0.5%
0.4%
0.2%
0.1%
0.5%
0.4%
0.2%
Avalue
FuSheng Precision
Primax Electronics
Quang Viet
Singamas Container
Valuetronics
AptarGroup
Graphic Packaging
Huhtamäki
O-I Glass
Sealed Air
Silgan
Sonoco
Transcontinental
Winpak
Mean
Median
Fuling

### 90 – Day Average Daily Volume / Public Float



Illustrative East-Asia Based Manufacturing Companies
Illustrative Food & Beverage Packaging Focused Companies
1.0%
0.5%
1.4%
0.2%
0.3%
1.0%
0.4%
1.0%
0.2%
1.3%
0.8%
0.7%
0.4%
0.3%
0.2%
0.7%
0.5%
0.6%
Avalue
FuSheng Precision
Primax Electronics
Quang Viet
Singamas Container
Valuetronics
AptarGroup
Graphic Packaging
Huhtamäki
O-I Glass
Sealed Air
Silgan
Sonoco
Transcontinental
Winpak
Mean
Median
Fuling

*Source: Capital IQ as of 8/28/2020.*

# Glossary of Terms

| Definition | Description |
| --- | --- |
| **Adjusted EBITDA** | Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain other non-recurring items |
| **Adjusted EBIT** | Earnings Before Interest and Taxes, adjusted for certain other non-recurring items |
| **ASP** | Average Selling Price |
| **CAGR** | Compound Annual Growth Rate |
| **CY** | Calendar Year |
| **E** | Estimated |
| **EV** | Enterprise Value |
| **FY** | Fiscal Year |
| **LTM** | Latest Twelve Months or the Most Recently Completed 12-Month Period for which Financial Information has been Made Public in the case of the selected companies |
| **NA** | Not Available |
| **PV** | Present Value |
| **USD** | United States Dollar |
| **YTD** | Year to Date |

# Disclaimer

This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the information of the Special Committee (the “Committee”) of the Board of Directors (the “Board”) of Fuling Global Inc. (the “Company”) by Houlihan Lokey in connection with the Committee’s consideration of a potential transaction (the “Transaction”) involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials.

The materials are for discussion purposes only. Houlihan Lokey expressly disclaims any and all liability, whether direct or indirect, in contract or tort or otherwise, to any person in connection with the materials. The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and none of the Committee, the Company or Houlihan Lokey takes any responsibility for the use of the materials by persons other than the Committee. The materials are provided on a confidential basis solely for the information of the Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without Houlihan Lokey’s express prior written consent.

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# Disclaimer (cont.)

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